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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   _________

                                    FORM 8-K


                                 Current Report
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      February 21, 1997 (February 6, 1997)



                              JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   0-28104               95-4527222
(State or other jurisdiction of    (Commission          (I.R.S. Employer
incorporation or organization)     File Number)         Identification No.)




    24955 Pacific Coast Highway, Suite B202
           Malibu, California                                  90265
  (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:(310) 456-7799





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                              JAKKS PACIFIC, INC.
                               INDEX TO FORM 8-K
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               FEBRUARY 21, 1997


                               ITEMS IN FORM 8-K

                                                                           Page
Facing page

Item 2.  Acquisition or Disposition of Assets.                              3

Item 7.  Financial Statements and Exhibits.                                 4


Signatures                                                                  5

Exhibit Index                                                               6

















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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 6, 1997 (the "Closing Date") the Registrant, through a wholly-owned subsidiary, completed the purchase of all of the shares of Road Champs, Inc. ("RC Inc."), a Pennsylvania corporation, which owned all of the shares of Road Champs, Ltd. ("RC Ltd."), a Hong Kong corporation, and the operating assets of Die Cast Associates, Inc. ("Die Cast"), a related Florida corporation (collectively referred to herein as "Road Champs"), pursuant to the terms of a purchase agreement between Registrant, its wholly-owned subsidiary, JAKKS Acquisition Corp., a Delaware corporation, RC Inc., RC Ltd., Die Cast, and the stockholders of RC Inc. (the "Agreement"). Under the terms of the Agreement, the Registrant acquired the Road Champs line of die cast toy and collectible vehicles. Also acquired were cash, inventory, tools and molds, licenses and trademarks, as well as Road Champs' leases for office and warehouse space in New Jersey, New York and Hong Kong. The Registrant intends to continue manufacturing and selling the Road Champs line of die cast toy and collectible vehicles. The acquired business will be operated as a subsidiary of the Registrant.

         The purchase price for Road Champs (the "Purchase Price") was $12,045,604, which consisted of a cash payment at closing of $4,619,061, $1,500,000 by issuance and delivery of 198,020 shares of the Registrant's Common Stock (the "Shares"), $1,987,941 payable for inventory as utilized, but not later than August 6, 1997, $1,001,461 payable for the cash of RC Ltd., not later than May 6, 1997, and a deferred payment of $2,937,141, payable over twelve months, bearing interest at the rate of 7% per annum.

         The purchase price was determined by arms-length negotiation between the management of Registrant and Road Champs. The number of Shares delivered at closing was determined by dividing one million five hundred thousand dollars ($1,500,000) by the average closing price of the Registrant's Common Stock for twenty (20) consecutive trading days on the NASDAQ SmallCap stock market ending
two (2) business days prior to the Closing Date.    Registrant has agreed to
use its best efforts to cause a registration statement covering the Shares to be filed permitting their sale under the Securities Act of 1933.

         The former stockholders of RC Inc. ("RC Inc. Stockholders") have agreed that during the period commencing with the Closing Date until February 6, 1998, the RC Inc. Stockholders will not sell, assign, or otherwise transfer or dispose of the Shares, except as specified in the Agreement for failure of the Registrant to register the Shares within one year from the Closing Date.

         To fund the cash portion of the purchase price, Registrant used its general corporate and working capital, as well as a portion of the funds raised through a debenture financing in January 1997.










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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of the Business Acquired.

         It is impracticable at this time to include herein the financial statements of Road Champs for the periods specified in Item 310(c)(3) of Regulation S-B. The required financial statements of Road Champs will be filed under cover of Form 8-KA as soon as practicable, but not later than April 22, 1997, which is sixty (60) days after the date by which this Report on Form 8-K must be filed.

         (b)     Pro Forma Financial Information

         It is impracticable at this time to include herein the pro forma financial information of the Registrant reflecting the purchase of Road Champs. The required pro forma information will be filed under cover of Form 8-KA as soon as practicable.

         (c)  Exhibits.


EXHIBIT
NUMBER                    DESCRIPTION

2 Purchase Agreement among JAKKS Pacific, Inc. and JAKKS Acquisition Corp. and Road Champs, Inc., Road Champs Ltd. and Die Cast Associates, Inc. and the shareholders of Road Champs, Inc. for the purchase of all of the shares of stock of Road Champs, Inc. and Road Champs Ltd. and the operating assets of Die Cast Associates, Inc. dated January 21, 1997.

                 Schedules to this agreement are being filed by paper via Form S-E.















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 21, 1997               JAKKS PACIFIC, INC.


                                        By:/s/ Jack Friedman
                                           -------------------------------------
                                           Jack Friedman
                                           President and Chief Executive Officer


















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                                 Exhibit Index

EXHIBIT
NUMBER                    DESCRIPTION

2 Purchase Agreement among JAKKS Pacific, Inc. and JAKKS Acquisition Corp. and Road Champs, Inc., Road Champs Ltd. and Die Cast Associates, Inc. and the shareholders of Road Champs, Inc. for the purchase of all of the shares of stock of Road Champs, Inc. and Road Champs Ltd. and the operating assets of Die Cast Associates, Inc. dated January 21, 1997.

                 Schedules to this agreement are being filed by paper via Form S-E.